UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 25, 2005
IVAX Corporation
(Exact name of registrant as specified in its charter)

Florida	1-09623	16-1003559

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

4400 Biscayne Boulevard, Miami, Florida	33137

(Address of principal executive offices)	(Zip Code)
(305) 575-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On July 25, 2005, IVAX Corporation, a Florida corporation (“IVAX”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) with TEVA Pharmaceutical Industries Limited, an Israeli corporation (“TEVA”), Ivory Acquisition Sub, Inc., a Florida corporation and a wholly owned subsidiary of TEVA (“Merger Sub”), and Ivory Acquisition Sub II, Inc., a Florida corporation and a wholly owned subsidiary of TEVA (“Sister Subsidiary”). Upon the terms and subject to the conditions of the Merger Agreement, at the effective time, Merger Sub will merge with and into IVAX, with IVAX continuing as the surviving corporation (the “Surviving Corporation”), and immediately thereafter, the Surviving Corporation will merge with and into Sister Subsidiary, and Sister Subsidiary will continue as the surviving corporation and a wholly-owned subsidiary of TEVA (both mergers, taken together, the “Merger”). The Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.
The Merger Agreement
     At the effective time of the Merger, each share of IVAX common stock, par value $0.10, issued and outstanding immediately prior to the effective time of the Merger (other than shares held by TEVA), and each “right” attached thereto under IVAX’ Rights Agreement, dated as of December 29, 1997, as amended as of May 12, 2000, will be converted into the right to receive the following merger consideration (subject to proration as described below):
•	Each share of IVAX common stock with respect to which the holder properly elects to receive cash consideration will be converted into the right to receive $26.00 in cash; and

•	Each share of IVAX common stock with respect to which the holder properly elects to receive stock consideration will be converted into the right to receive 0.8471 shares of ordinary shares of TEVA, par value NIS 0.10 (“Ordinary Shares”), which will trade in the United States in the form of American Depositary Shares (“ADSs”).
The conversion rights of the cash-electing, stock-electing and non-electing stockholders will be subject to proration such that no more than one half of elections will be for cash and no more than one half of elections will be for TEVA ADSs. To the extent that the cash election is oversubscribed, all non-electing stockholders will receive stock, and, if necessary, the cash portion paid to stockholders electing cash will be cut back pro rata. Conversely, to the extent that the stock election is oversubscribed, all non-electing stockholders will receive cash, and, if necessary, the stock portion paid to stockholders electing stock will be cut back pro rata.
     Upon the terms and subject to the conditions of the Merger Agreement, IVAX and TEVA have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct their respective businesses in the ordinary and usual course during the interim period between the execution of the Merger Agreement and the effective time of the Merger (the “Interim Period”), (ii) not to engage in certain kinds of transactions during the Interim Period, (iii) to cause stockholder meetings to be held by IVAX and TEVA to, in the case of IVAX, consider approval of the Merger Agreement and the transactions contemplated by the Merger Agreement and, in the case of TEVA, consider approval of the issuance of TEVA Ordinary Shares in connection with the Merger, and (iv) to, through their respective boards of directors, recommend approval of the Merger Agreement or the issuance of TEVA Ordinary Shares, as the case may be, to their respective stockholders. TEVA will also recommend to its stockholders the election of Dr. Phillip Frost to its Board of Directors, effective upon the closing of the Merger.

     In addition, IVAX has made certain additional customary covenants, including, among others, covenants not to (i) solicit proposals for alternative business combination transactions or (ii) subject to the fiduciary duties of IVAX’ board of directors and certain other exceptions, enter into discussions concerning alternative business combination transactions.
     IVAX’s and TEVA’s respective obligations to consummate the Merger are subject to customary conditions, including, among others (i) the requisite vote of IVAX and TEVA stockholders approving the Merger Agreement or issuance of TEVA Ordinary Shares, as the case may be, (ii) expiration or termination of the waiting period under the Hart-Scott-Rodino Act, and comparable European Community regulations, and certain other regulatory approvals, (iii) the accuracy of the representations and warranties made by the other party under the Merger Agreement, (iv) compliance of the other party with its covenants, and (v) no material adverse change to either TEVA or IVAX.
     The Merger Agreement contains certain termination rights for both IVAX and TEVA, and further provides that, upon termination of the Merger Agreement under specified circumstances, (i) IVAX may be required to pay to TEVA a termination fee of $200 million and an expense reimbursement fee of $5 million and (ii) TEVA may be required to pay to IVAX an expense reimbursement fee of $5 million.
     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 8.01	Other Events
     Concurrent with the execution and delivery of the Merger Agreement, TEVA entered into a Stockholders Agreement, dated as of July 25, 2005 (the “Stockholders Agreement”), with Phillip Frost, M.D., Frost Gamma Investments Trust, Frost-Nevada Investments Trust, Frost Alpha Investments Trust, Jack Fishman, Ph.D., Neil Flanzraich, Rafick G. Henein, Ph.D., Jane Hsiao, Ph.D., HSU Investment Limited, Charles Hsiao Family Irrevocable Trust – A and Charles Hsiao Family Irrevocable Trust – B (the “IVAX Stockholders”). Pursuant to the Stockholders Agreement, the IVAX Stockholders have agreed that until the termination of the Stockholders Agreement, the IVAX Stockholders will vote or cause to be voted the shares of IVAX common stock over which the IVAX Stockholders have voting power in favor of the approval and adoption of the Merger Agreement and Merger.
     Shares of IVAX common stock beneficially owned by the IVAX Stockholders subject to the Stockholders Agreement constituted approximately 19% of the total issued and outstanding shares of IVAX common stock as of July 21, 2005.
     The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. A copy of the Stockholders Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
     In connection with the proposed transaction, TEVA intends to file a registration statement, including a joint proxy statement with IVAX, and other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement and other materials when they are available because they will contain important information. Investors will be able to obtain free copies of the registration statement and proxy statement, when they become available, as well as other filings containing information about IVAX and TEVA, at the SEC’s Internet site (http://www.sec.gov). These documents also may be accessed and downloaded free of charge from the investor relations section of IVAX’s Internet site (www.ivax.com) or obtained free of charge by directing a request to IVAX

Corporation Investor Relations, 4400 Biscayne Boulevard, Miami, Florida 33137 by mail or by calling (305) 575-6000.
     IVAX, TEVA and their respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from stockholders in respect of the proposed transaction. Information regarding IVAX’s directors and executive officers is available in IVAX’s proxy statement for its 2005 annual meeting of stockholders, dated June 24, 2005. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits
(c)      Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of July 25, 2005, by and among IVAX Corporation, TEVA Pharmaceutical Industries Limited, Ivory Acquisition Sub, Inc. and Ivory Acquisition Sub II, Inc.

99.1	Stockholders Agreement, dated as of July 25, 2005, with Phillip Frost, M.D., Frost Gamma Investments Trust, Frost-Nevada Investments Trust, Frost Alpha Investments Trust, Jack Fishman, Ph.D., Neil Flanzraich, Rafick G. Henein, Ph.D., Jane Hsiao, Ph.D., HSU Investment Limited, Charles Hsiao Family Irrevocable Trust – A and Charles Hsiao Family Irrevocable Trust – B

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IVAX CORPORATION
	By:	/s/ Steven D. Rubin
		Name:	Steven D. Rubin
Date: July 28, 2005		Title:	Senior Vice President, General Counsel and Secretary